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                     U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                       Date of Report - September 1, 1999

                                 PAWNMART, INC.
             (Exact name of registrant as specified in its charter)

                           Commission File No. 1-13919

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
                        DELAWARE                                                            75-2520896
(State or other jurisdiction of incorporation or organization)                (I.R.S. Employer Identification No.)
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             6300 RIDGLEA PLACE, SUITE 724, FORT WORTH, TEXAS 76116
                    (Address of principal executive offices)

                                 (817) 569-9305
                         (Registrant's telephone number)

            301 COMMERCE STREET, SUITE 3600, FORT WORTH, TEXAS 76102 (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS

On September 1, 1999, PawnMart, Inc., a Delaware corporation (the "Company"), sold 416,667 shares of the Company's 8% Convertible Preferred Stock, $6.00 par value (the "Preferred Stock") for $2,500,000. The sale of the Preferred Stock was arranged by Andrew Garrett, Inc., an investment banking firm headquartered in New York, and was placed with one (1) highly accredited investor (the "Purchaser"). The Preferred Stock bears dividends at 8% per annum and is payable quarterly in cash. The Preferred Stock is not convertible into the Company's common stock until March 1, 2001. From March 1, 2001 until August 31, 2002, the Preferred Stock is convertible at the option of the Purchaser at the lesser of
(i) 80% of the average closing sales price of the Company's common stock for the preceding 25 trading days as quoted on the NASDAQ market or (ii) $6.00 per share. After August 31, 2002, the Preferred Stock is convertible at the option of the Purchaser at 66 2/3% of the average closing sales price of the Company's common stock for the preceding 25 trading days as quoted on the NASDAQ market. The Company may redeem the Preferred Stock, in whole or in part, prior to August 31, 2002 at 120% of the par value of Preferred Stock then outstanding. After August 31, 2002, the Company may redeem the Preferred Stock, in whole or in part, at 100% of the par value of the Preferred Stock then outstanding. Each share of the Preferred Stock shall be entitled to one vote per share, voting together with the holders of the Company's common stock, on all matters submitted to a vote of stockholders. In connection with the sale of the Preferred Stock, the Company issued the Purchaser 312,500 warrants (the "Purchaser Warrants") for the purchase of the Company's common stock through August 31, 2004 at $5.00 per share.

Under the terms of the Preferred Stock Purchase Agreement, the Company has agreed to grant the Purchaser one time demand registration rights and unlimited piggyback registration rights. Additionally, the Purchaser has agreed to require the Company's prior written consent before any shares of Preferred Stock or Purchaser Warrants are sold, assigned, encumbered or otherwise transferred. Furthermore, the Preferred Stock Purchase Agreement contains certain conditions restricting the Purchaser from engaging or encouraging any "short sales" against the Company's common stock.

The description of the agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the transaction agreements, a copy of each of which has been filed as Exhibits 99.2 through 99.6 hereto, and which is incorporated by reference herein.

ITEM 7.  EXHIBITS

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
     Exhibit
     Number
     ------
      99.1 Press Release, dated September 1, 1999, announcing that the Company had sold $2,500,000 of newly-issued shares of 8% Convertible Preferred Stock and 312,500 common stock purchase warrants in a private placement transaction

      99.2     Certificate of Designations of the 8% Convertible Preferred Stock

      99.3 8% Convertible Preferred Stock and Warrant Purchase Agreement, dated as of August 19, 1999, by and between the PawnMart, Inc. and Jesse L. Upchurch, Trustee of Trust C of the Constance J. Upchurch Family Trust Dated 10/14/94

      99.4 Purchaser Warrant Agreement, dated as of September 1, 1999, by and between the PawnMart, Inc. and Jesse L. Upchurch, Trustee of Trust C of the Constance J. Upchurch Family Trust Dated 10/14/94

      99.5 Registration Rights Agreement, dated as of September 1, 1999, by and between the PawnMart, Inc. and Jesse L. Upchurch, Trustee of Trust C of the Constance J. Upchurch Family Trust Dated 10/14/94

      99.6 Transaction Warrant Agreement, dated as of September 1, 1999, by and between the PawnMart, Inc. and Andrew Garrett, Inc.
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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAWNMART, INC.


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
By:  /s/ Carson R. Thompson           September 1, 1999   By: /s/ Thomas W. White     September 1, 1999
     ----------------------           -----------------       -------------------     -----------------
Carson R. Thompson                    Date                Thomas W. White             Date
Chief Executive Officer, Director                         Senior Vice President
and Chairman of the Board                                 Chief Financial Officer
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                                INDEX TO EXHIBITS

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
     Exhibit
     Number    Description
     ------    -----------
      99.1     Press Release, dated September 1, 1999, announcing that the
               Company had sold $2,500,000 of newly-issued shares of 8%
               Convertible Preferred Stock and 312,500 common stock purchase warrants in a private placement transaction

      99.2     Certificate of Designations of the 8% Convertible Preferred Stock

      99.3 8% Convertible Preferred Stock and Warrant Purchase Agreement, dated as of August 19, 1999, by and between the PawnMart, Inc. and Jesse L. Upchurch, Trustee of Trust C of the Constance J. Upchurch Family Trust Dated 10/14/94

      99.4 Purchaser Warrant Agreement, dated as of September 1, 1999, by and between the PawnMart, Inc. and Jesse L. Upchurch, Trustee of Trust C of the Constance J. Upchurch Family Trust Dated 10/14/94

      99.5 Registration Rights Agreement, dated as of September 1, 1999, by and between the PawnMart, Inc. and Jesse L. Upchurch, Trustee of Trust C of the Constance J. Upchurch Family Trust Dated 10/14/94

      99.6 Transaction Warrant Agreement, dated as of September 1, 1999, by and between the PawnMart, Inc. and Andrew Garrett, Inc.
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